EXHIBIT 10.2

UNCOMMITTED MONEY MARKET LINE

COMMERCIAL PROMISSORY NOTE

$ 20,000,000.00

Boston, Massachusetts
October 16, 2002

     FOR VALUE RECEIVED, the undersigned, Zimmer Holdings, Inc., a Delaware corporation, promises to pay to the order of FLEET NATIONAL BANK (together with any successors or assigns, the “Bank”), a national banking association with an office at 100 Federal Street, Boston, Massachusetts 02110, or at such other place as the holder of this Note may from time to time designate in writing, in lawful currency of the United States and in immediately available funds, the lesser of (a) the principal amount of TWENTY MILLION DOLLARS ($20,000,000.00), or (b) the aggregate unpaid principal amount of all loans made by the Bank from time to time from and after the date hereof to or for the benefit of the undersigned on such terms as my be offered by the Bank and accepted by the undersigned with respect to such loans (which acceptance shall in any event be deemed to occur upon receipt by the undersigned of the proceeds of any loan) pursuant to the letter agreement between the Bank and the undersigned dated October 16, 2002, as shown in the schedule attached hereto (the “Note Schedule”), together with interest on each loan from the date such loan is made until the maturity thereof at the applicable rate set forth in the Note Schedule. The principal amount of each loan shall be payable on the maturity date of such loan as indicated in the Note Schedule. If not sooner paid, all unpaid principal plus accrued interest and any other amounts due hereunder shall be due and payable to the Bank in full on July 31, 2003 (the “Termination Date”). Unless otherwise agreed by the Bank, no loans will be made hereunder after the Termination Date. Interest on the principal amount of each loan shall be payable in arrears on the same day as the principal amount is due. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed including holidays and days on which the Bank is not open for the conduct of banking business.

SECTION 1. PAYMENT TERMS.

     1.1 PAYMENTS; PREPAYMENTS. All payments hereunder shall be made by the undersigned to the Bank in United States currency at the Bank’s address specified above (or at such other address as the Bank may specify), in immediately available funds, on or before 2:00 p.m. (Boston, Massachusetts time) on the due date thereof, without counterclaim or setoff and free and clear of, and without any deduction for, any taxes or other payments. Payments received by the Bank will be applied first to fees, expenses and other amounts due hereunder (excluding principal and interest); second, to accrued interest; and third to outstanding principal. If any payment hereunder becomes due on a day which is not a Business Day, the due date of such payment shall be extended to the next succeeding Business Day, and such extension of time shall be included in computing interest and fees in connection with such payment. As used herein, “Business Day” shall mean any day other than a Saturday, Sunday or day which shall be in the Commonwealth of Massachusetts a legal holiday or day on which banking institutions are required or authorized to close.

     1.2 PREPAYMENT CHARGE. If any payment of principal is made for any reason on any day other than the date scheduled therefor, whether as a result of acceleration or otherwise, the undersigned shall reimburse the Bank for the loss, if any, including any lost profits, resulting from such prepayment, as reasonably determined by the Bank. Without limiting the forgoing, in the event of prepayment of any fixed rate loan, the undersigned shall pay to the Bank a yield maintenance fee in an amount computed as follows: The current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the maturity date of the term chosen pursuant to the Fixed Rate Election as to which the prepayment is made, shall be subtracted from the “Cost of Funds” component of the fixed rate in effect at the time of prepayment. If the result is zero or a negative number, there shall be no yield maintenance fee. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being prepaid. The resulting amount shall be divided by 360 and multiplied by the number of days remaining in the term chosen pursuant to the Fixed Rate Election as to which the prepayment is made. Said amount shall be reduced to present value calculated using the above-referenced United States Treasury securities rate and the number of days remaining in the term chosen pursuant to the Fixed Rate Election as to which the prepayment is made. The resulting amount shall be the yield maintenance fee due to the Bank upon prepayment of the fixed rate loan. Each reference in this paragraph to “Fixed Rate Election” shall mean the election by undersigned of a fixed rate of interest for a designated interest period. “Cost of Funds” as used herein shall mean the per annum rate of interest which the Bank is required to pay, or is offering to pay, for wholesale liabilities of like tenor, adjusted for reserve requirements and such other requirements as may be imposed by federal, state or local government and regulatory agencies, as determined by the Bank. The undersigned shall pay such loss upon presentation by the Bank of a statement of the amount of such loss, setting forth the Bank’s calculation thereof, which notice and calculation (including the method of calculation) shall be deemed prima facie evidence of the amount of such loss.

     1.3 DEFAULT RATE. To the extent permitted by applicable law, upon and during the continuance of an Event of Default (whether or not the Bank has accelerated payment of this Note) or after maturity or after judgment has been rendered on this Note, interest on principal and overdue interest shall, at the option of the Bank, be payable on demand at a rate per annum equal to 2% above the greater of the rate of interest otherwise payable hereunder or the rate announced by the Bank from time to time as its Prime Rate. As used herein, the term “Prime Rate” means the variable per annum rate of interest so designated from time to time by the Bank as its prime rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate charged to any customer.

     1.4 LATE CHARGE. If the entire amount of any required principal and/or interest is not paid in full within ten (10) days after the same is due, the undersigned shall pay to the Bank a late fee equal to five percent (5%) of the required payment.

SECTION 2. REPRESENTATIONS AND WARRANTIES.

     The undersigned hereby represents and warrants that: (a) The undersigned is a duly organized and validly existing entity in good standing under the laws of its jurisdiction of organization and in each state in which it does business; (b) the undersigned is qualified to do business in every state in which the nature of its business conducted or the character of its property owned in such state would require such qualification; (c) the undersigned has the power to execute, deliver and perform this Note, to borrow from the Bank and to sue and be sued; (d) the execution, delivery and performance by the undersigned of this Note have been duly authorized by all necessary action; (e) the undersigned has furnished to the Bank such tax returns, financial statements and other information about the undersigned’s financial condition as the Bank shall have requested, which tax returns, financial statements and other information fairly present the financial condition of the undersigned, and since the date of the last financial statements delivered to the Bank, there has not occurred any event or circumstance that has resulted or is reasonably likely to result in any material adverse change in the assets, liabilities, financial condition or business of the undersigned; (f) the execution, delivery and performance of this Note by the undersigned will not violate any law, rule, regulation or order applicable to the undersigned, including without limitation, the law under which it is organized, and will not be in conflict with, result in the breach of or constitute a material default under, any agreement, instrument or other document to which the undersigned is a party or by which it or its property is bound; (g) no consents, approvals or authorizations from, or actions by, any federal, state or local governmental authorities, agencies or officials are necessary for the execution, delivery and performance of this Note by the undersigned; and (h) the undersigned is not in violation of any all federal, state, county and municipal laws, ordinances, rules or regulations applicable to it, its property or the conduct of its business, including, without limitation, those pertaining to or concerning the employment of labor, employee benefits, public health, safety and the environment, which violation is reasonably likely to result in any material adverse change in the assets, liabilities, financial condition or business of the undersigned.

SECTION 3. CONDITIONS TO LENDING.

     The making of any loan hereunder is in the sole discretion of the Bank and in any event is subject to the following conditions precedent: (a) The initial loan is subject to the following condition precedent: the Bank shall have received such resolutions, certificates or other documents evidencing the power of the undersigned to execute and deliver this Note and to borrow hereunder as the Bank may require; (b) All loans hereunder are subject to the following conditions precedent: (i) no Event of Default (as herein defined) shall have occurred, and no event shall have occurred or be continuing which, with the giving of notice or lapse of time or both, would constitute an Event of Default; (ii) there has not occurred any event or circumstance that has resulted or is reasonably likely to result in any material adverse change in the assets, liabilities, financial condition or business of the undersigned since the date of any financial statements delivered to the Bank before or after the date hereof; (iii) any representations or warranties contained herein and in any document evidencing, governing or securing this Note are true and correct as of the date of any request for a loan hereunder with the same force and effect as though originally made on such date, with any such request for a loan be deemed a certification by the undersigned as to the truth and accuracy of such representations and warranties as of such date. Nothing herein shall be construed as a commitment by the Bank to lend to the Borrower.

SECTION 4. COVENANTS.

     Unless the Bank otherwise consents in writing: (a) the undersigned shall continue to conduct its business as presently conducted and shall preserve and keep in force its existence and shall not merge or consolidate with or into any other entity; (b) the undersigned shall maintain at all times a satisfactory payment record with the Bank and with all other creditors of the undersigned; (c) the undersigned shall comply in all material respects with all federal, state, county and municipal laws, rules, ordinances and regulations applicable to it, its business or its property, including without limitation, the law under which it has been organized and those pertaining to or concerning the employment of labor, employee benefits, public health, safety and the environment, except instances that are not reasonably likely, in the aggregate, to result in any material adverse change in the assets, liabilities, financial condition or business of the undersigned.

SECTION 5. DEFAULTS AND REMEDIES.

     5.1 DEFAULT. The occurrence of any of the following events or conditions shall constitute an “Event of Default” hereunder:

(a) (i) default in the payment when due of the principal of or interest on this Note or (ii) any other default in the payment or performance of this Note or of any other Obligation or (iii) default in the payment or performance of any obligation of any Obligor to others for borrowed money or in respect of any extension of credit or accommodation or under any lease;

(b) failure of any representation or warranty herein or in any agreement, instrument, document or financial statement delivered to the Bank in connection herewith to be true and correct in any material respect;

(c) failure to furnish the Bank promptly on request with financial information about, or to permit inspection by the Bank of any books, records and properties of, any Obligor;

(d) merger, consolidation, sale of all or substantially all of the assets or change in control of any Obligor; or

(e) any Obligor generally not paying its debts as they become due; the death, dissolution, termination of existence or insolvency of any Obligor; the appointment of a trustee, receiver, custodian, liquidator or other similar official for such Obligor or any substantial part of its property or the assignment for the benefit of creditors by any Obligor; or the commencement of any proceedings under any bankruptcy or insolvency laws by or against any Obligor.

     As used herein, “Obligation” means any obligation hereunder or otherwise of any Obligor to the Bank or to any of its affiliates, including, without limitation, that certain $600,000,000.00 Three Year Competitive Advance and Revolving Credit Facility Agreement, dated as of July 31, 2001, among the Borrower, Zimmer, Inc., Zimmer K.K., Zimmer Ltd., the Borrowing Subsidiaries, Bristol-Myers Squibb Company, the Lenders, and the Agents, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising; and “Obligor” means the undersigned, any guarantor or any other person primarily or secondarily liable hereunder or in respect hereof,

     5.2 REMEDIES. Upon an Event of Default described in Section 5.1(e) immediately and automatically, and upon or during the continuance of any other Event of Default at the option of the Bank, all Obligations of the undersigned shall become immediately due and payable upon written notice or demand from the Bank, and/or the Bank may terminate any obligation to make loans hereunder and under the letter agreement. All rights and remedies of the Bank are cumulative and are exclusive of any rights or remedies provided by law or in equity or any other agreement, and may be exercised separately or concurrently.

SECTION 6. MISCELLANEOUS.

     6.1 WAIVER; AMENDMENT. No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note. No waiver of any right or any amendment hereto shall be effective unless in writing and signed by the Bank, nor shall a waiver on one occasion bar or waive the exercise of any such right on any future occasion. Without limiting the generality of the foregoing, the acceptance by the Bank of any late payment shall not be deemed to be a waiver of the Event of Default arising as a consequence thereof. Each Obligor waives presentment, demand, notice, protest, and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and assents to any extensions or postponements of the time of payment and to any other indulgences under this Note, and to any additions or releases of any other parties or persons primarily or secondarily liable hereunder, that from time to time may be granted by the Bank in connection herewith.

     6.2 SET-OFF. Regardless of the adequacy of any collateral or other means of obtaining repayment of the Obligations, the Bank is hereby authorized upon an Event of Default or during the continuance of an Event of Default, at any time and from time to time, and to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) and other sums credited by or due from the Bank to the undersigned or subject to withdrawal by the undersigned against the Obligations of the undersigned, although such Obligations may be contingent or unmatured. The Bank agrees to use best efforts to promptly notify the undersigned after such setoff and application. Failure to provide notice will not affect the validity of the exercise of set-off rights hereunder.

     6.3 TAXES. The undersigned agrees to indemnify the Bank and hold it harmless from and against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution, delivery, and performance of this Note. Notwithstanding the foregoing, the undersigned shall not be required to indemnify the Bank for any gross receipts taxes, income taxes, franchise taxes or any other tax or fee imposed by any governmental authority on the Bank and based on or measured by the receipts, income or capital of the Bank.

     6.4 EXPENSES. The undersigned will pay on demand all reasonable out-of-pocket expenses of the Bank in connection with the preparation, administration, default, collection, waiver or amendment of the Obligations or in connection with the Bank’s exercise, preservation or enforcement of any of its rights, remedies or options thereunder, including, without limitation, fees of outside legal counsel or the allocation costs of in-house legal counsel and the amount of all such expenses shall, until paid, bear interest at the rate applicable to principal hereunder (including any default rate) and be an Obligation secured by any such collateral.

     6.5 BANK RECORDS. The entries on the records of the Bank (including any appearing on this Note) shall be prima facie evidence of the aggregate principal amount outstanding under this Note and interest accrued thereon.

     6.6 INFORMATION. The undersigned shall furnish the Bank from time to time with such financial statements and other information relating to any Obligor as the Bank may require. All such information shall be true and correct and fairly represent the financial condition and the operating results of such Obligor as of the date and for the periods for which the same are furnished. The undersigned shall permit representatives of the Bank to inspect its properties and its books and records, and to make copies or abstracts thereof. Each Obligor authorizes the Bank to release and disclose to its affiliates, agents and contractors any financial statements and other information relating to said Obligor provided to or prepared by or for the Bank in connection with any Obligation. The undersigned will notify the Bank promptly of the existence or upon the occurrence of any Event of Default or event which, with the giving of notice or the passage of time or both, would become an Event of Default.

     6.7 GOVERNING LAW; CONSENT TO JURISDICTION. This Note is intended to take effect as a sealed instrument and shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, without regard to its conflicts of law rules. The undersigned agrees that any suit for the enforcement of this Note may be brought in the courts of such state or any Federal Court sitting in such state and consents to the non-exclusive jurisdiction of each such court and to service of process in any such suit being made upon the undersigned by mail at the address specified below. The undersigned hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit was brought in an inconvenient court.

     6.8 PLEDGE TO THE FEDERAL RESERVE. The Bank may at any time pledge or assign all or any portion of its rights under this Note to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. Not such pledge or assignment or enforcement thereof shall release the Bank from its obligations under any of the loan documents.

     6.9 RIGHT TO SELL PARTICIPATION. The Bank shall have the unrestricted right at any time and from time to time, and without the consent of or notice to the undersigned, to grant to one or more banks or other financial institutions (each, a “Participant”) participating interests in any or all of the loans held by the Bank hereunder. In the event of any such grant by the Bank of a participating interest to a Participant whether or not upon notice to the undersigned, the Bank shall remain responsible for the performance of its obligations hereunder and the undersigned shall continue to deal solely and directly with the Bank in connection with the Bank’s rights and obligations hereunder. The Bank may furnish any information concerning the undersigned in its possession from time to time to prospective Participants, provided that the Bank shall require any such prospective Participant to agree in writing to maintain the confidentiality of such information.

     6.10 SEVERABILITY; AUTHORIZATION TO COMPLETE; PARAGRAPH HEADINGS. If any provision of this Note shall be invalid, illegal or unenforceable, such provisions shall be severable from the remainder of this Note and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. The Bank is hereby authorized, without further notice, to fill in any blank spaces on this Note, and to date this Note as of the date funds are first advanced hereunder. Paragraph headings are for the convenience of reference only and are not a part of this Note and shall not affect its interpretation.

     6.11 JURY WAIVER. THE BANK (BY ITS ACCEPTANCE OF THIS NOTE) AND THE UNDERSIGNED AGREE THAT NEITHER OF THEM NOR ANY ASSIGNEE OR SUCCESSOR SHALL (A) SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER ACTION BASED UPON, OR ARISING OUT OF, THIS NOTE, ANY RELATED INSTRUMENTS, OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG ANY OF THEM, OR (B) SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH SHALL BE SUBJECT TO NO EXCEPTIONS. NEITHER THE BANK NOR THE UNDERSIGNED HAS AGREED WITH OR REPRESENTED TO THE OTHER THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

     6.12 USE OF PROCEEDS. The undersigned agrees that each loan hereunder is to be used for general working capital purposes, and that no part of such proceeds will be used, in whole or in part, for the purpose of purchasing or carrying any “margin stock” as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System.

     6.13 REPLACEMENT OF LOST NOTE. Upon receipt of an affidavit of an officer of the Bank as to the loss, theft, destruction or mutilation of this Note or any other security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of such Note or other security document, the undersigned will issue, in lieu thereof, a replacement note or other security document in the same principal amount thereof and otherwise of like tenor.

     6.14 SUCCESSORS AND ASSIGNS. The provisions of this Note shall bind the assigns and successors of the undersigned and shall inure to the benefit of Bank, its successors and assigns. The undersigned shall not be permitted to assign this Note or any and all of the obligations created herein.

     Witness the execution hereof under seal by a duly authorized officer of the undersigned on the date first above written.

Address:	ZIMMER HOLDINGS, INC.
East Main Street Warsaw, IN 46580

	By:	/s/ Sam R. Leno
	Name: Title:	Sam R. Leno Senior Vice President & CFO

	Witness:	/s/ James T. Crines
	Name: Title:	James T. Crines Vice President & Controller